Exhibit 99.1

SCULPTOR CAPITAL CLOSES REFINANCING CREDIT FACILITY WITH DELAWARE LIFE INSURANCE COMPANY

NEW YORK, November 13, 2020 - Sculptor Capital Management, Inc. (NYSE: SCU) (the “Company” or “Sculptor Capital”) announced today the closing of a credit agreement comprised of a $320 million senior secured term loan facility and a $25 million senior secured revolving credit facility, which is undrawn (the “Credit Facility”).

Delaware Life Insurance Company (“Delaware Life”), a leading provider of life insurance and annuity products with over $40 billion in total assets, provided the Credit Facility and also received warrants to purchase up to 4,338,015 shares of the Company’s Class A common stock.

Jimmy Levin, Chief Investment Officer of Sculptor Capital, said “We are very pleased to have a new long-term capital partner in Delaware Life. This transaction positions Sculptor extremely well for years to come as we seek to continue to generate attractive returns for our clients.”

Andrew Kenney, Chief Investment Officer of Delaware Life, said “We are thrilled to invest in Sculptor. Sculptor is a premier alternative asset manager and we look forward to collaborating with Sculptor’s best in class team for the benefit of all of our collective stakeholders.”

Additionally, Bharath Srikrishnan, Managing Director of Pine Brook, will be joining the Sculptor Board of Directors. Bharath Srikrishnan said “I have known the Sculptor team for over 15 years. I could not be more impressed by their investment acumen as well as their collective character and drive. I am looking forward to being a part of Sculptor’s future as a Board member.”

Robert Shafir, Chief Executive Officer of Sculptor Capital, said “Refinancing Sculptor’s legacy capital structure represents an important milestone. In Delaware Life, Sculptor has a likeminded and stable financial partner committed to the long-term success of the Company.”

Sculptor Capital used the proceeds of the term loan facility, together with cash on hand, to significantly reduce the Company’s outstanding obligations, repaying in full its existing subordinated credit facility and existing senior credit facility and redeeming in full the preferred units of its operating partnerships. The transaction allowed the Company to capture approximately $62.3 million of available discounts by prepaying the existing subordinated credit facility and the preferred units. The revolving credit facility will be used for working capital and general corporate purposes.

The Credit Facility provides the Company with significantly increased operating flexibility and:

(i)	extends the maturity of the liabilities on the Company’s balance sheet relative to the prior subordinated credit facility;

(ii)	decreases the required annual amortization and other cash sweep payment obligations as compared to the prior subordinated credit facility and preferred units;

(iii)

creates additional financial flexibility for the Company as a result of the removal or reduction of many of the structural restrictions of the prior subordinated credit facility and the preferred units;

(iv)	allows the Company to reduce its outstanding obligations through the capture of meaningful repayment discounts and the release of excess cash; and

(v)	allows the Company to continue to de-lever by permitting the voluntary prepayment, without premium or penalty, of a significant portion of the term loan facility.

The Form 8-K filed by the Company today includes additional information regarding the transaction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing COVID-19 pandemic; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the recapitalization and other related transactions; whether the recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on the Company’s ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; the anticipated benefits of changing the Company’s tax classification from a partnership to a corporation and subsequently converting from a limited liability company to a corporation; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2019, dated February 25, 2020, and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, as well as may be updated from time to time in the Company’s other SEC filings.

There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise. This press release does not constitute an offer of any Sculptor Capital fund.

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About Sculptor Capital Management

Sculptor Capital Management, Inc. is a leading global alternative asset management firm providing investment products in a range of areas including multi-strategy, credit and real estate. With offices in New York, London, Hong Kong and Shanghai, the Company serves global clients through commingled funds, separate accounts and specialized products. Sculptor Capital’s distinct investment process seeks to generate attractive and consistent risk-adjusted returns across market cycles through a combination of fundamental bottom-up research, a high degree of flexibility, a collaborative team and integrated risk management. The Company’s capabilities span all major geographies, in strategies including fundamental equities, corporate credit, real estate debt and equity, merger arbitrage, structured credit and private investments. As of November 1, 2020, Sculptor Capital had approximately $35.6 billion in assets under management. For more information, please visit Sculptor Capital’s website (www.sculptor.com).

Investor Relations Contact	Media Relations Contacts
Elise King	Jonathan Gasthalter
+1-212-719-7381	Gasthalter & Co. LP
investorrelations@sculptor.com	+1-212-257-4170
jg@gasthalter.com